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                                                                     EXHIBIT 5.1


                   [Letterhead of Gibson, Dunn & Crutcher LLP]

                                DECEMBER 23, 2004


DIRECT DIAL
(212) 351-4000

Fluor Corporation
One Enterprise Drive
Aliso Viejo, California  92656

      Re:   Fluor Corporation
            Registration Statement on Form S-3

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 (the "Registration Statement"), of Fluor Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering by the Company of up to $500,000,000 of the following securities (the "Securities"): (i) common stock, par value $0.01 per share (the "Common Stock") and (ii) debt securities (the "Debt Securities").

      We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

      Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:

      1. With respect to any Common Stock, assuming the (a) taking by the Board of Directors of the Company (the "Board") of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of such Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement
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Fluor Corporation
December 23, 2004
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approved by the Board and the receipt of requisite consideration therefor provided for therein, we are of the opinion that such Common Stock will be validly issued, fully paid and non-assessable.

      2. With respect to any Debt Securities to be issued under the senior debt indenture (the "Senior Indenture"), assuming that (a) the Senior Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee, (b) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and
(d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company against the receipt of requisite consideration therefor provided for therein, we are of the opinion that such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company.

      3. With respect to any Debt Securities to be issued under the subordinated debt indenture (the "Subordinated Indenture"), assuming that (a) the Subordinated Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company against the receipt of requisite consideration therefor provided for therein, we are of the opinion that such series of Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company.

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                    Very truly yours,

                                    Gibson, Dunn & Crutcher LLP


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